                                     UCFC                           EXHIBIT 20.6
                               UCFC Loan Trust
                                Series 1996-B1
                              Reserve Fund Trust
                       Statement To Certificateholders

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                                                         DISTRIBUTIONS IN DOLLARS
                             PRIOR                                                                                       CURRENT
            ORIGINAL       PRINCIPAL                                                         REALIZED      DEFERRED     PRINCIPAL
CLASS      FACE VALUE       BALANCE           INTEREST         PRINCIPAL         TOTAL        LOSSES       INTEREST      BALANCE
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 A TRUST    0.00            0.00               0.00             0.00             0.00          0.00         0.00          0.00
 B TRUST    0.00            0.00               0.00             0.00             0.00          0.00         0.00          0.00





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TOTALS      0.00            0.00               0.00            0.00             0.00          0.00          0.00          0.00
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                 FACTOR INFORMATION PER $1000 OF ORIGINAL FACE                                                PASS-THROUGH
                          PRIOR                                                     CURRENT                      RATES
                        PRINCIPAL                                                  PRINCIPAL
CLASS       CUSIP        BALANCE       INTEREST     PRINCIPAL         TOTAL         BALANCE           CURRENT           NEXT
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 A TRUST                0.000000       0.000000     0.000000       0.000000     0.000000                NA               NA
 B TRUST                0.000000       0.000000     0.000000       0.000000     0.000000                NA               NA




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SELLER:                        UCFC Acceptance Corporation            ADMINISTRATOR:                        Vince Valdes
SERVICER:                  United Companies Lending Corporation                                          Bankers Trust Company
LEAD UNDERWRITER:              UCFC Acceptance Corporation                                                  3 Park Plaza
RECORD DATE:                       September 30, 1996                                                      Irvine, CA 92714
DISTRIBUTION DATE:                  October 15, 1996                  FACTOR INFORMATION:                   (800) 735-7777
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                                                                                            COPYRIGHT 1996 Bankers Trust Company


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